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Exhibit 4(a)

                              DOMESTIC CORPORATION

             NOTICE OF CHANGE OF PRINCIPAL OFFICE AND RESIDENT AGENT


State Department of Assessments
  and Taxation
Baltimore, Maryland

      Pursuant to the provisions of Section 2-108 of the Maryland General Corporation Law, the undersigned Maryland corporation hereby notifies the State Department of Assessments and Taxation of Maryland:

      (1) That under resolution adopted by the Board of Directors of the corporation on May 28, 1997, a certified copy of which is filed herewith, the resident agent of the corporation in the State of Maryland has been changed to CSC-Lawyers Incorporating Service Company whose post office address is 11 East Chase Street, Baltimore, Maryland 21202. The resident agent so designated is a corporation of the State of Maryland.

      (2) That under resolution adopted by the Board of Directors of the corporation on May 28, 1997, a certified copy of which is filed herewith, the principal office of the corporation in the State of Maryland has been changed from 32 SOUTH STREET, BALTIMORE, Maryland to 11 East Chase Street, c/o CSC-Lawyers Incorporating Service Company, Baltimore, Maryland 21202.

                                                REPUBLIC NEW YORK CORPORATION

                                                By /s/ Patricia J. Howard
                                                   --------------------------
                                                        (Vice) President

Dated: June 25, 1997



      The undersigned, being the duly elected and acting Secretary of REPUBLIC NEW YORK CORPORATION, hereby certifies that at a meeting of the Board of Directors duly called and held on May 28, 1997, the following resolutions were duly adopted and are now in full force and effect:

      "RESOLVED, that CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202 be and it hereby is designated as Resident Agent of the corporation in lieu of THE CORPORATION TRUST INCORPORATED and that the proper officer of the corporation is authorized to file a Notice to that effect.

      FURTHER RESOLVED, that the principal office of the corporation in the State of Maryland be and it is hereby changed to 11 East Chase Street, c/o CSC-Lawyers Incorporating Service Company, Baltimore, Maryland 21202 and that the proper office of the corporation is authorized to file a Notice to that effect."

      Signed under the penalties of perjury this 25th day of June, 1997.

                                                /s/ William F. Rosenblum, Jr.
                                             -----------------------------------
                                                           Secretary